EXHIBIT 32
STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Capitol Federal Financial (the “Company”) on Form 10-Q/A for the quarterly period ended March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, John B. Dicus, Chief Executive Officer of the Company, and Kent G. Townsend, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the dates and for the periods presented in the financial statements included in such Report.

Date:   May 11, 2007                                       By:   /s/ John B. Dicus
                                                                                      John B. Dicus, President and
                                                                                     Chief Executive Officer

Date:   May 11, 2007                                       By:   /s/ Kent G. Townsend
                                                                                      Kent G. Townsend, Executive Vice President,
                                                                                      Chief Financial Officer and Treasurer